EXHIBIT 99.1

MedAssets Reports Second Quarter and Six-Month 2015 Financial Results

ATLANTA, July 29, 2015 (GLOBE NEWSWIRE) -- MedAssets, Inc. (NASDAQ:MDAS) today announced results for its second quarter and six-month period ended June 30, 2015, which are summarized below.

Three-Month Period

(In millions, except per share)	2Q'15	2Q'14	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$119.9	$105.9	13.2%
Revenue Cycle Management (RCM)	70.5	69.5	1.4
Total Net Revenue	190.4	175.4	8.6
Net income	6.3	6.6	(4.3)
Earnings per share (EPS) – diluted	0.10	0.11	(9.1)
Non-GAAP adjusted EBITDA	59.1	54.3	8.9
Non-GAAP adjusted EPS - diluted	$0.31	$0.30	3.3
Weighted average shares – diluted	61.1	60.9	0.2%

Net Revenue

Total net revenue for the second quarter of 2015 increased 8.6% to $190.4 million from $175.4 million for the second quarter of 2014. Excluding the revenue contribution from Sg2 (acquired on September 22, 2014), total net revenue growth was 1.8% on a year-over-year basis.

Net revenue in the SCM segment increased 13.2% to $119.9 million from $105.9 million for the second quarter of 2014 due to the contribution from Sg2 and growth in advisory solutions consulting fees, partially offset by a slight decline in group purchasing net administrative fees. Excluding Sg2, second quarter SCM net revenue increased 2.0% on a year-over-year basis. Net revenue in the RCM segment increased 1.4% to $70.5 million from $69.5 million for the second quarter of 2014 as technology-related revenue (67.4% of RCM segment revenue) was flat while services-related revenue increased 4.4%.

Non-GAAP Adjusted EBITDA

Total non-GAAP adjusted EBITDA was $59.1 million, or 31.1% of total net revenue, for the second quarter of 2015, an 8.9% increase from total non-GAAP adjusted EBITDA of $54.3 million, or 31.0% of total net revenue, for the second quarter of 2014. The increase was due to growth in net revenue in addition to improved operating efficiencies in revenue cycle services.

Net Income, Earnings Per Share (EPS) and Non-GAAP Adjusted EPS

Net income for the second quarter of 2015 was $6.3 million, or $0.10 per share, compared with net income of $6.6 million, or $0.11 per share, for the second quarter of 2014. Non-GAAP adjusted EPS (defined as EPS excluding non-cash acquisition-related intangible amortization and depreciation, non-cash share-based compensation, certain restructuring, acquisition and integration-related expenses and non-recurring items on a tax-adjusted basis) was $0.31 per share for the second quarter of 2015, compared with non-GAAP adjusted EPS of $0.30 per share for the second quarter of 2014.

Six-Month Period

(In millions, except per share)	6 mos. '15	6 mos. '14	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$239.3	$214.5	11.6%
Revenue Cycle Management (RCM)	136.7	131.8	3.7
Total Net Revenue	376.0	346.3	8.6
Net income	9.7	14.3	(32.3)
Earnings per share (EPS) - diluted	0.16	0.23	(30.4)
Non-GAAP adjusted EBITDA	116.5	111.0	4.9
Non-GAAP adjusted EPS - diluted	$0.62	$0.62	0.0
Weighted average shares – diluted	60.8	61.4	(1.0)%

Net Revenue

Total net revenue for the six months ended June 30, 2015 increased 8.6% to $376.0 million from $346.3 million for the first six months of 2014. Excluding the contribution from Sg2, full-year total net revenue growth was 2.1% when compared with the first six months of 2014. Net revenue in the SCM segment grew 11.6% to $239.3 million from $214.5 million for the first six months of 2014. Excluding the contribution from Sg2, year-to-date SCM net revenue growth was 1.1%. Net revenue in the RCM segment improved 3.7% to $136.7 million from $131.8 million for the first six months of 2014 as technology-related revenue (68.4% of RCM segment revenue) increased 2.0% while services-related revenue increased 7.7%.

Non-GAAP Adjusted EBITDA

For the first six months of 2015, total non-GAAP adjusted EBITDA was $116.5 million, or 31.0% of total net revenue, a 4.9% increase from total non-GAAP adjusted EBITDA of $111.0 million, or 32.1% of total net revenue, for the first six months of 2014.

Net Income and Non-GAAP Adjusted EPS

Net income for the first six months of 2015 was $9.7 million, or $0.16 per share, compared with net income of $14.3 million, or $0.23 per share, for the first six months of 2014. Non-GAAP adjusted EPS was $0.62 per share for the first six months of 2015, compared with $0.62 per share for the first six months of 2014.

Cash Flow and Capital Resources

Cash provided by operating activities in the first six months of 2015 was $81.2 million, up 60.0% from $50.8 million for the first six months of 2014. Non-GAAP free cash flow (defined as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs) increased 156.5% to $58.3 million from $22.7 million for the first six months of 2014 due to improvements in working capital during the first half of 2015. The company's balance sheet at June 30, 2015 included $822.0 million in total bank and bond debt, net of cash and cash equivalents. Total net debt equates to a leverage ratio of approximately 3.4 times non-GAAP adjusted EBITDA for the trailing twelve-month period.

Non-GAAP Contracted Revenue

At June 30, 2015, MedAssets' rolling 12-month non-GAAP contracted revenue estimate was $690.8 million (SCM segment - $431.5 million; RCM segment - $259.3 million), a year-over-year increase of 10.0% (an increase of 4.2% excluding Sg2). Non-GAAP contracted revenue is the company's estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period.

2015 Financial Guidance

MedAssets raised the midpoints of its full-year 2015 consolidated financial guidance, realigned the segment revenue mix based on year-to-date results, and narrowed the guidance ranges, as follows:

(In millions, except per share)	FY'15	FY'14	Y-Y %
	Guidance	Actual	Change
Net Revenue:
SCM Segment [a]	$ 479.0 - 487.0	$445.6	7.5 - 9.3%
RCM Segment	276.0 - 282.0	274.6	0.5 - 2.7
Total Net Revenue [a]	756.0 - 768.0	720.2	5.0 - 6.6
Non-GAAP adjusted EBITDA	$ 232.0 - 238.0	$234.0	(0.9) - 1.7%
Adjusted EBITDA margin %	30.4 - 31.2%	32.5%	(205) - (126) bps
GAAP EPS - diluted	$ 0.28 - 0.34	$ (0.34)	nm
Non-GAAP adjusted EPS - diluted	$ 1.20 - 1.26	$1.35	(11.1) - (6.7)%

(a) Excluding the contribution from Sg2, SCM segment revenue growth is expected to be (0.4) - 1.4%, and total net revenue growth is expected to be 0.1 – 1.8% in FY'15

Conference Call Information
Time/Date:	5:00 p.m. ET today, Wednesday, July 29, 2015
Phone:	888-517-2464 (or 630-827-6816 for international/local callers), PIN code 9160 777
Webcast:	http://ir.medassets.com, "Events & Presentations" page; Archive will be available for at least 30 days
Replay:	Call 888-843-7419 or 630-652-3042 (PIN code 4008 6156)

Note: The live webcast will include a slide presentation, a copy of which is available on http://ir.medassets.com in the "Events & Presentations" section in conjunction with today's event.

About MedAssets

MedAssets (NASDAQ:MDAS) is a healthcare performance improvement company focused on helping providers realize financial and operational gains so that they can sustainably serve the needs of their community. Approximately 4,500 hospitals and 123,000 non-acute healthcare providers currently use the company's evidence-based solutions, best practice processes and analytics to help reduce the total cost of care, enhance operational efficiency, align clinical delivery, and improve revenue performance across the care continuum. For more information, please visit www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the company and its management team with respect to the company's future business operations that include, but are not limited to: 2015 financial guidance, revenue growth and other financial projections and forecasts. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the company's Risk Factor disclosures in its Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	% Change	2015	2014	% Change
Revenue:
Administrative fees, net	$ 69,723	$ 70,091	-0.5%	$ 147,484	$ 146,337	0.8%
Other service fees	120,701	105,324	14.6%	228,521	199,945	14.3%

Total net revenue	190,424	175,415	8.6%	376,005	346,282	8.6%

Operating expenses:
Cost of revenue (inclusive of certain depreciation expense)	47,124	40,361	16.8%	90,057	77,792	15.8%
Product development expenses	7,451	6,642	12.2%	15,851	14,039	12.9%
Selling and marketing expenses	23,849	20,721	15.1%	43,360	35,914	20.7%
General and administrative expenses	59,399	59,529	-0.2%	123,884	118,332	4.7%
Restructuring, acquisition and integration-related expenses	556	--	100.0%	4,995	1,697	194.3%
Depreciation	13,551	11,862	14.2%	26,898	23,402	14.9%
Amortization of intangibles	14,931	14,027	6.4%	29,987	28,053	6.9%

Total operating expenses	166,861	153,142	9.0%	335,032	299,229	12.0%

Operating income	23,563	22,273	5.8%	40,973	47,053	-12.9%
Other income (expense):
Interest expense	(11,810)	(11,114)	6.3%	(23,679)	(22,287)	6.2%
Other (expense) income	(110)	31	-454.8%	(48)	89	-153.9%

Income before income taxes	11,643	11,190	4.0%	17,246	24,855	-30.6%
Income tax expense	5,329	4,594	16.0%	7,579	10,581	-28.4%

Net income	6,314	6,596	-4.3%	9,667	14,274	-32.3%

Basic net income per share	0.11	0.11	0.0%	0.16	0.24	-33.3%

Diluted net income per share	$ 0.10	$ 0.11	-9.1%	$ 0.16	$ 0.23	-30.4%

Weighted average shares — basic	59,865	59,752	0.2%	59,801	60,189	-0.6%
Weighted average shares — diluted	61,056	60,946	0.2%	60,832	61,419	-1.0%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
In 000s, except share and per share amounts	2015	2014

ASSETS
Current assets
Cash and cash equivalents	$ 10,273	$ 12,100
Accounts receivable, net of allowances of $2,654 and $2,641 as of June 30, 2015 and December 31, 2014, respectively	129,212	127,741
Deferred tax asset, current	6,021	5,782
Prepaid expenses and other current assets	24,497	30,557

Total current assets	170,003	176,180

Property and equipment, net	164,686	170,318
Other long term assets
Goodwill	1,058,414	1,058,414
Intangible assets, net	246,420	276,407
Other	34,437	37,477
Other long term assets	1,339,271	1,372,298

Total assets	$ 1,673,960	$ 1,718,796

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 17,254	$ 26,910
Accrued revenue share obligation and rebates	100,927	91,864
Accrued payroll and benefits	34,402	32,784
Other accrued expenses	9,972	9,040
Current portion of deferred revenue	75,677	76,034
Current portion of notes payable	24,875	29,583
Current portion of finance obligation	308	294

Total current liabilities	263,415	266,509

Notes payable, less current portion	482,417	526,417
Bonds payable	325,000	325,000
Finance obligation, less current portion	8,318	8,475
Deferred revenue, less current portion	15,988	15,418
Deferred tax liability	109,326	116,607
Other long term liabilities	14,168	13,883

Total liabilities	1,218,632	1,272,309

Commitments and contingencies

Stockholders' equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 59,998,000 and 60,199,000 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	600	602
Additional paid in capital	693,411	694,235
Accumulated deficit	(238,683)	(248,350)

Total stockholders' equity	455,328	446,487

Total liabilities and stockholders' equity	$ 1,673,960	$ 1,718,796

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
In 000s	June 30,	June 30,
	2015	2014

Operating activities:
Net income	$ 9,667	$ 14,274

Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Bad debt expense	--	100
Depreciation	28,865	24,474
Amortization of intangibles	29,987	28,053
Loss on sale of assets	237	16
Noncash stock compensation expense	11,131	9,894
Excess tax benefit from exercise of equity awards	(438)	(1,557)
Amortization of debt issuance costs	1,949	1,880
Noncash interest expense, net	195	208
Deferred income tax benefit	(7,613)	(4,837)

Changes in assets and liabilities	7,263	(21,716)

Cash provided by operating activities	81,243	50,789

Investing activities:
Purchases of property, equipment, and software	(3,135)	(7,201)
Capitalized software development costs	(19,848)	(20,878)

Cash used in investing activities	(22,983)	(28,079)

Financing activities:
Borrowings from revolving credit facility	--	74,080
Repayment of notes payable	(18,708)	(17,750)
Repayment of revolving credit facility	(30,000)	(34,080)
Repayment of finance obligation	(338)	(338)
Excess tax benefit from exercise of equity awards	438	1,557
Issuance of common stock, net	945	2,559
Purchase of treasury shares, including shares surrendered for tax withholdings	(12,424)	(45,524)

Cash used in financing activities	(60,087)	(19,496)

Net (decrease) increase in cash and cash equivalents	(1,827)	3,214
Cash and cash equivalents, beginning of period	12,100	2,790

Cash and cash equivalents, end of period	$ 10,273	$ 6,004

SUPPLEMENTAL SEGMENT REPORTING WITH SELECTED NON-GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended June 30,
	2015		2014		% Change
Net revenue
Spend and Clinical Resource Management (SCM)	$119,938		$105,907		13.2%
Revenue Cycle Management (RCM)	70,486		69,508		1.4%
Total net revenue	$190,424		$175,415		8.6%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$ 46,478	38.8%	$ 42,300	39.9%	9.9%
RCM	20,631	29.3%	19,613	28.2%	5.2%
Corporate	(7,972)		(7,589)		5.0%
Total non-GAAP Adjusted EBITDA	$ 59,137	31.1%	$ 54,324	31.0%	8.9%

In 000s	Six Months Ended June 30,
	2015		2014		% Change
Net revenue
Spend and Clinical Resource Management (SCM)	$239,346		$214,524		11.6%
Revenue Cycle Management (RCM)	136,659		131,758		3.7%
Total net revenue	$376,005		$346,282		8.6%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$ 91,466	38.2%	$ 92,250	43.0%	-0.8%
RCM	39,381	28.8%	33,014	25.1%	19.3%
Corporate	(14,337)		(14,223)		0.8%
Total non-GAAP Adjusted EBITDA	$116,510	31.0%	$111,041	32.1%	4.9%

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES
(UNAUDITED)

In Millions	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2015	2015	2014	2014	2014

Revenue Cycle Technology (RCT)	$ 180.0	$ 178.3	$ 177.4	$ 177.5	$ 177.6
Revenue Cycle Services (RCS)	79.3	71.8	61.0	58.4	66.5
RCM segment Total	259.3	250.1	238.4	235.9	244.1
SCM segment [b]	431.5	446.5	423.5	425.3	383.8
Total	$ 690.8	$ 696.6	$ 661.9	$ 661.2	$ 627.9

(b) The Contracted Revenue estimate in the SCM segment includes the contribution from Sg2 for the periods ended June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, respectively, following its acquisition by the company on September 22, 2014. Excluding the contribution from Sg2, the company's total contracted revenue estimate increased 4.2% year-over-year.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended		Six Months Ended
In 000s	June 30,		June 30,
	2015	2014	2015	2014

Net income	$ 6,314	$ 6,596	$ 9,667	$ 14,274

Depreciation	13,551	11,862	26,898	23,402
Depreciation (included in cost of revenue)	989	648	1,967	1,072
Amortization of intangibles	14,931	14,027	29,987	28,053
Interest expense, net	11,810	11,114	23,677	22,287
Income tax expense	5,329	4,594	7,579	10,581

Non-GAAP EBITDA	$ 52,924	$ 48,841	$ 99,775	$ 99,669

Share-based compensation	5,399	5,592	11,131	9,894
Rental income from capitalized building lease	(109)	(109)	(219)	(219)
Purchase accounting adjustments	367	--	828	--
Restructuring, acquisition and integration-related expenses	556	--	4,995	1,697

Non-GAAP Adjusted EBITDA	$ 59,137	$ 54,324	$ 116,510	$ 111,041

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended		Six Months Ended
In 000s, except per share data	June 30,		June 30,
	2015	2014	2015	2014

Net income	$ 6,314	$ 6,596	$ 9,667	$ 14,274

Pre-tax non-cash, acquisition-related intangible amortization	14,931	14,027	29,987	28,053
Pre-tax non-cash, share-based compensation	5,399	5,592	11,131	9,894
Pre-tax restructuring, acquisition and integration-related expenses	556	--	4,995	1,697
Pre-tax non-cash, purchase accounting adjustment	367	--	828	--
Tax effect on pre-tax adjustments [c]	(8,501)	(7,847)	(18,776)	(15,857)

Non-GAAP adjusted net income	$ 19,066	$ 18,368	$ 37,832	$ 38,061

Income Per Share (EPS) - diluted	$ 0.10	$ 0.11	$ 0.16	$ 0.23

Pre-tax non-cash, acquisition-related intangible amortization	0.24	0.23	0.49	0.46
Pre-tax non-cash, share-based compensation	0.09	0.09	0.18	0.16
Pre-tax restructuring, acquisition and integration-related expenses	0.01	--	0.08	0.03
Pre-tax non-cash, purchase accounting adjustment	0.01	--	0.02	--
Tax effect on pre-tax adjustments [c]	(0.14)	(0.13)	(0.31)	(0.26)

Non-GAAP adjusted EPS - diluted	$ 0.31	$ 0.30	$ 0.62	$ 0.62

Weighted average shares - diluted (in 000s)	61,056	60,946	60,832	61,419

(c) The Company used a tax rate of 40.0% for the three and six months ended June 30, 2015 and 2014 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)

In 000s	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Amount of share-based compensation included in:
Cost of revenue	$ 1,419	$ 1,863	$ 3,150	$ 3,029
Product development expense	338	391	773	635
Selling & marketing expense	873	845	1,907	1,372
General & administrative expense	2,769	2,493	5,301	4,858

Total	$ 5,399	$ 5,592	$ 11,131	$ 9,894

SUPPLEMENTAL REPORTING OF FREE CASH FLOW
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Six Months Ended
	June 30,
	2015	2014		% Change

Cash provided by operating activities	$ 81,243	$ 50,789		60.0%
Purchases of property, equipment and software	(3,135)	(7,201)		-56.5%
Capitalized software development costs	(19,848)	(20,878)		-4.9%

Non-GAAP free cash flow	$ 58,260	$ 22,710		156.5%

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2015 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2015
	(Low)	(High)

Net Income	$ 17,300	$ 20,800

Depreciation	56,800	56,800
Depreciation (included in cost of revenue)	3,900	3,900
Amortization of intangibles	58,800	58,800
Interest expense, net	47,600	47,600
Income tax expense	12,600	15,100

Non-GAAP EBITDA	197,000	203,000

Share-based compensation	21,900	21,900
Restructuring, acquisition and integration-related expenses	12,600	12,600
Purchase accounting adjustments	900	900
Rental income from capitalized building lease	(400)	(400)
Non-GAAP adjusted EBITDA	$ 232,000	$ 238,000

SUPPLEMENTAL 2015 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2015
	(Low)	(High)

Net Income	$ 17,300	$ 20,800

EPS - diluted	0.28	0.34

Pre-tax non-cash, acquisition-related intangible amortization	0.96	0.96
Pre-tax non-cash, share-based compensation	0.36	0.36
Pre-tax restructuring, acquisition and integration-related expenses	0.21	0.21
Pre-tax purchase accounting adjustments	0.02	0.02

Tax effect on pre-tax adjustments [d]	(0.61)	(0.61)

Non-GAAP adjusted EPS - diluted [e]	$ 1.20	$ 1.26

Fully diluted weighted average shares outstanding	61,300	61,300

(d) The Company used a tax rate of 40.0% for the full year ending December 31, 2015 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

(e) Column amounts may not add to total due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures
In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue.
These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company's GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.
The Company defines EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company's operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense, goodwill impairment, and certain restructuring, acquisition and integration-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.
The Company defines adjusted net income as earnings excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense, certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis, purchase accounting adjustments on a tax-adjusted basis, and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization, depreciation and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Use of this measure for this purpose allows management and the board of directors to analyze the Company's operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management's incentive based compensation has historically been based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.
The Company defines free cash flow as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs. Management believes free cash flow is an important measure because it represents the cash that the Company is able to generate after spending capital on infrastructure to maintain its business and investing in new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to pursue opportunities that are intended to enhance shareholder value, which could include debt reduction, share repurchases, partnerships, alliances and acquisitions, and/or dividend payments. The Company's definition of free cash flow does not consider non-discretionary cash payments, such as debt.
Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company's current estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.
CONTACT: Robert Borchert
         678.248.8194
         rborchert@medassets.com